NON-STATUTORY STOCK OPTION AGREEMENT

         THIS AGREEMENT is entered into and effective as of March 4, 1997, by and between LifeRate Systems, Inc., a Minnesota corporation. (the "Company") and APF, LLC, an Oregon limited liability company (the "Holder").

         A. The Company, the Holder and Anthony Furnary, M.D. have entered into an agreement, dated the date hereof, pursuant to which, among other things such parties have agreed to certain modifications to the "CORIS" Computer Software Purchase Agreement, dated July 2, 1995, among such parties.

         B. The Company has agreed to grant the option set forth herein in consideration for services that Furnary has provided to the Company since July 2, 1995.

         Accordingly, the parties hereby agree as follows:

         1. Grant of Option. The Company hereby grants to the Holder the right, privilege, and option (the "Option") to purchase from the Company, at any time on or before March 25, 2007, Five Hundred Fifty Thousand (550,000) fully paid and nonassessable shares of the Company's Common Stock, no par value (such class of stock being hereinafter referred to as the "Common Stock" and such shares of Common Stock as may be acquired upon exercise hereof being hereinafter referred to as the "Option Shares") at an exercise price equal to $2.625 per share, subject to adjustment as provided in Section 4 ("Option Exercise Price"). The Option is not intended to be an "incentive stock option," as that term is used in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         2. Exercise. The rights represented by this Option may be exercised by the Holder, in whole or in part (but not as to a fractional share of Common Stock), by written notice of exercise delivered to the Company at the principal office of the Company in Minneapolis, Minnesota (Attention: Chief Executive Officer), and upon payment to it, by cash, certified check or bank draft, of the Option Exercise Price for such shares. In addition, the Holder may elect to pay the full purchase price, in whole or in part, by delivery of a Broker Exercise Notice. For purposes of this Agreement, a "Broker Exercise Notice" shall mean a written notice from the Holder to the Company at its principal executive office in Minneapolis, Minnesota (Attention: Chief Executive Officer), pursuant to which the Holder irrevocably elects to exercise all or any portion of this Option and irrevocably directs the Company to deliver the Holder's stock certificates to be issued to the Holder upon such Option exercise directly to a broker or dealer. A Broker Exercise Notice must be accompanied by or contain irrevocable instructions to the broker or dealer (i) to promptly sell a sufficient number of shares of such Common Stock or to loan the Holder a sufficient amount of money to pay the aggregate Option Exercise Price and, if not otherwise satisfied by the Holder, to fund any related employment and withholding tax obligations due upon such exercise, and (ii) to promptly remit such sums to the Company upon the broker's or dealer's receipt of the stock certificates. Notwithstanding the foregoing, however, the Company shall not be required to deliver any certificates for the Option Shares, except in accordance with the provisions and subject to the limitations of Section 6 below.

         3. Covenants of the Company. The Company covenants and agrees that all Option Shares that may be issued upon the exercise of this Option will, upon issuance, be duly authorized and issued, fully paid and nonassessable. The Company further covenants and agrees that until expiration of this Option, the Company will at all times have authorized, and reserved for the purpose of issuance or transfer upon exercise of this Option, a sufficient number of shares of Common stock to provide for the exercise of this Option.

         4. Anti-Dilution Provisions; Adjustment of Option Exercise Price. The foregoing provisions are, however, subject to the following:

                  (a) The Option Exercise Price shall be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the Option Exercise Price, the Holder of this Option shall thereafter be entitled to purchase, at the Option Exercise Price resulting from such adjustment, the number of shares obtained by multiplying the Option Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Option Exercise Price resulting from such adjustment.

                  (b) Except as provided in this Section 4, if and whenever the Company shall issue or sell any shares of its Common Stock for a consideration per share less than $2.625 (the "Anti-Dilution Trigger Price"), then, forthwith upon such issue or sale, the Option Exercise Price shall be reduced to the price (calculated to the nearest cent) determined by dividing (x) an amount equal to the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Option Exercise Price and (2) the consideration, if any, received by the Company upon such issue or sale, by (y) an amount equal to the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale and
         (2) the number of shares of Common Stock thus issued or sold. Solely for purposes of (x)(1) and (y)(1) above, the term "Common Stock outstanding" shall include those shares of Common Stock issuable upon exercise of this Option.

                  (c) Notwithstanding any other provisions of this Section 4, the Option Exercise Price shall not be adjusted in the case of issuance by the Company of (A) shares of Common Stock issued upon exercise of any warrants or options to purchase Common Stock outstanding on the date hereof as listed on Schedule 1 hereto, (B) options to purchase shares of Common Stock of the Company (including shares of Common Stock issued upon the exercise thereof) granted or to be granted pursuant to the Company's 1993 Stock Option Plan, as such plan is in effect on the date hereof or as may be amended by the Board of Directors, (C) shares of Common Stock issued upon exercise of this Option, (D) up to 2,500,000 shares of Common Stock issued within four (4) months of the date hereof in the Company's private placement which is contemplated to be commenced within 60 days hereafter and is expected to raise approximately $5,000,000 or (E) shares issuable to The Atlanta Cardiology Group, P.C. under a certain Convertible Subordinated Note in the principal amount of $2,250,000 to be issued by the Company on or about the date hereof.

                  (d) No adjustment of the Option Exercise Price, however, shall be made in an amount less than 0.1% of the Option Exercise Price in effect on the date of such adjustment, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any such adjustment so carried forward, shall be an amount equal to or greater than 0.1% of the Option Exercise Price then in effect.

                  (e) For the purposes of this Section 4, the following provisions (1) to (4), inclusive, shall also be applicable:

                           (1) In case at any time the Company shall grant
                  (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, (a) Common Stock or (b) any obligations or any shares of stock or other securities of the Company which are convertible into, or exchangeable for, Common Stock (any of such obligations or shares of stock or other securities being hereinafter called "Convertible Securities") whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of such rights or options, plus, in the case of such Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue of such Convertible Securities and upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options) shall be less than the Anti-Dilution Trigger Price, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such rights or options shall (as of the date of granting of such rights or options) be deemed to have been issued for such price per share. Except as provided in Section 4(h) below, no further adjustments of the Option Exercise Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such rights or options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                           (2) In case the Company shall issue or sell (whether
                  directly or by assumption in a merger or otherwise) any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Anti-Dilution Trigger Price, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share, provided that (a) except as provided in Section 4(h) below, no further adjustments of the Option Exercise Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of the Option Exercise Price have been or are to be made pursuant to other provisions of this Section 4, no further adjustment of the Option Exercise Price shall be made by reason of such issue or sale.

                           (3) In case any shares of Common Stock or Convertible
                  Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, without deducting therefrom any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined by the Board of Directors of the Company, without deducting therefrom any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase such Common Stock or Convertible Securities shall be issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value as determined by the Board of Directors of the Company of such portion of the assets and business of the non-surviving corporation or corporations as such Board shall determine to be attributable to such Common Stock, Convertible Securities, rights or options, as the case may be. In the event of any consolidation or merger of the Company in which the Company is not the surviving corporation or in the event of any sale of all or substantially all of the assets of the Company for stock or other securities of any other corporation, the Company shall be deemed to have issued a number of shares of its Common Stock for stock or securities of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated and for a consideration equal to the fair market value on the date of such transaction of such stock or securities of the other corporation, and if any such calculation results in adjustment of the Option Exercise Price, the determination of the number of shares of Common Stock issuable upon conversion immediately prior to such merger, conversion or sale, for purposes of
                  Section 4(i) below, shall be made after giving effect to such adjustment of the Option Exercise Price.

                           (4) In case the Company shall take a record of the
                  holders of its Common Stock for the purpose of entitling them
                  (a) to receive a dividend or other distribution payable in Common Stock or in Convertible Securities, or in any rights or options to purchase any Common Stock or Convertible Securities, or (b) to subscribe for or purchase Common Stock or Convertible Securities, then the date of such record shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such rights of subscription or purchase, as the case may be.

                  (f) In case the Company shall (i) declare a dividend upon the Common Stock payable in Common Stock (other than a dividend declared to effect a subdivision of the outstanding shares of Common Stock, as described in Section 4(g) below) or Convertible Securities, or in any rights or options to purchase any Common Stock or Convertible Securities, or (ii) declare any other dividend or make any other distribution upon the Common Stock payable otherwise than out of earnings or earned surplus, then thereafter the Holder upon the conversion hereof will be entitled to receive the number of shares of Common Stock issuable upon exercise of this Option, and, in addition and without payment therefor, each dividend described in clause (i) above and each dividend or distribution described in clause (ii) above which such holder would have received by way of dividends or distributions if continuously since the Holder became the record holder of this Option the Holder (x) had been the record holder of the number of shares of Common Stock then received, and (y) had retained all dividends or distributions in stock or securities (including Common Stock or Convertible Securities, or in any rights or options to purchase any Common Stock or Convertible Securities) payable in respect of such Common Stock or in respect of any stock or securities paid as dividends or distributions and originating directly or indirectly from such Common Stock. For the purposes of the foregoing a dividend or distribution other than in cash shall be considered payable out of earnings or earned surplus only to the extent that such earnings or surplus are charged an amount equal to the fair value of such dividend or distribution as determined by the Board of Directors of the Company.

                  (g) In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Option Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Option Exercise Price in effect immediately prior to such combination shall be proportionately increased.

                  (h) If (i) the purchase price provided for in any right or option referred to in clause (1) of Section 4(e), or (ii) the additional consideration, if any, payable upon the conversion or exchange of Convertible Securities referred to in clause (1) or clause
         (2) of Section 4(e), or (iii) the rate at which any Convertible Securities referred to in clause (1) or clause (2) of Section 4(e) are convertible into or exchangeable for Common Stock, shall change at any time (other than under or by reason of provisions designed to protect against dilution), the Option Exercise Price then in effect hereunder shall forthwith be increased or decreased to such Option Exercise Price as would have obtained had the adjustments made upon the issuance of such rights, options or Convertible Securities been made upon the basis of (a) the issuance of the number of shares of Common Stock theretofore actually delivered upon the exercise of such options or rights or upon the conversion or exchange of such Convertible Securities, and the total consideration received therefor, and (b) the issuance at the time of such change of any such options, rights, or Convertible Securities then still outstanding for the consideration, if any, received by the Company therefor and to be received on the basis of such changed price; and on the expiration of any such option or right or the termination of any such right to convert or exchange such Convertible Securities, the Option Exercise Price then in effect hereunder shall forthwith be increased to such Option Exercise Price as would have obtained had the adjustments made upon the issuance of such rights or options or Convertible Securities been made upon the basis of the issuance of the shares of Common Stock theretofore actually delivered (and the total consideration received therefor) upon the exercise of such rights or options or upon the conversion or exchange of such Convertible Securities. If the purchase price provided for in any right or option referred to in clause (1) of Section 4(e), or the rate at which any Convertible Securities referred to in clause (1) or clause (2) of
         Section 4(e) are convertible into or exchangeable for Common Stock, shall decrease at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Stock upon the exercise of any such right or option or upon conversion or exchange of any such Convertible Security, the Option Exercise Price then in effect hereunder shall forthwith be decreased to such Option Exercise Price as would have obtained had the adjustments made upon the issuance of such right, option or Convertible Security been made upon the basis of the issuance of (and the total consideration received for) the shares of Common Stock delivered as aforesaid.

                  (i) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the Holder of this Option shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of the Common Stock of the Company immediately theretofore receivable upon the exercise of this Option, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore receivable upon the exercise of this Option had such reorganization, reclassification, consolidation, merger or sale not taken place, plus all dividends unpaid and accumulated or accrued thereon to the date of such reorganization, reclassification, consolidation, merger or sale, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder of this Option to the end that the provisions hereof (including without limitation provisions for adjustments of the Option Exercise Price and of the number of shares receivable upon the exercise of the this Option) shall thereafter be applicable, as nearly as may be in relation to any shares of stock, securities or assets thereafter receivable upon the exercise of this Option. The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed to the Holder of this Option, at the last addresses of such holders appearing on the books of the Company, the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to receive.

                  (j) Upon any adjustment of the Option Exercise Price, then and in each case the Company shall give written notice thereof, by first-class mail, postage prepaid, addressed to the Holder of this Option, which shall state the Option Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares receivable at such price upon the exercise of this Option, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, and which notice shall be certified by a nationally recognized firm of independent auditors (which may be the Company's independent auditors).

                  (k) In case at any time:

                           (1) the Company shall declare any cash dividend on
                  its Common Stock;

                           (2) the Company shall pay any dividend payable in
                  stock upon its Common Stock or make any distribution (other than regular cash dividends) to the holders of its Common Stock;

                           (3) the Company shall offer for subscription pro rata
                  to the holders of its Common Stock any additional shares of stock of any class or other rights;

                           (4) there shall be any capital reorganization, or
                  reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sales of all or substantially all of its assets to, another corporation; or

                           (5) there shall be a voluntary or involuntary
                  dissolution, liquidation or winding up of the Company;

                  then, in any one or more of said cases, the Company shall give written notice, by first-class mail, postage prepaid, addressed to the Holder at the addresses of such holders as shown on the books of the Company, of the date on which (a) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or (b) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up, as the case may be. Such written notice shall be given at least twenty
         (20) days prior to the action in question and not less than twenty (20) days prior to the record date or the date on which the Company's transfer books are closed in respect thereto.

                  (l) If any event occurs as to which in the opinion of the Board of Directors of the Company the other provisions of this Section 4 are not strictly applicable or if strictly applicable would not fairly protect the rights of the Holder in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid.

                  (m) As used in this Section 4 the term "Common Stock" shall mean and include the Company's presently authorized Common Stock and shall also include any capital stock of any class of the Company hereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company; provided that the shares receivable pursuant to exercise of this Option shall include shares designated as Common Stock of the Company as of the date of issuance of this Option, or, in case of any reclassification of the outstanding shares thereof, the stock, securities or assets provided for in Section 4(i) above.

                  (n) No fractional shares of Common Stock shall be issued upon conversion pursuant to this Section 4, but, instead of any fraction of a share which would otherwise be issuable, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the market price per share of Common Stock as of the close of business on the day of conversion. "Market price" shall mean if the Common Stock is traded on a securities exchange or the Nasdaq National Market, the closing price of the Common Stock on such exchange or the Nasdaq National Market, or, if the Common Stock is otherwise traded in the over-the-counter market, the closing bid price, in each case averaged over a period of twenty (20) consecutive business days prior to the date as of which "market price" is being determined. If at any time the Common Stock is not traded on an exchange or the Nasdaq National Market, or otherwise traded in the over-the-counter market, the "market price" shall be deemed to be the higher of (i) the book value thereof as determined by any firm of independent public accountants of recognized standing selected by the Board of Directors of the Company as of the last day of any month ending within sixty (60) days preceding the date as of which the determination is to be made, or
         (ii) the fair value thereof determined in good faith by the Board of Directors of the Company as of a date which is within fifteen (15) days of the date as of which the determination is to be made.

         5. No Rights as Shareholder. This Option shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company

         6. Securities Laws Restrictions. The Holder, by acceptance hereof, represents and warrants that (a) it is acquiring this Option for its own account for investment purposes only and not with a view to its resale or distribution and (b) it has no present intention to resell or otherwise dispose of all or any part of this Option. Other than pursuant to registration under federal and state securities laws or an exemption from such registration, the availability of which the Company shall determine in its sole discretion, (y) the Company will not accept the exercise of this Option or issue certificates for Option Shares and (z) neither this Option nor any Option Shares may be sold, pledged, assigned or otherwise disposed of (whether voluntarily or involuntarily). The Company may condition such issuance or sale, pledge, assignment or other disposition on the receipt from the party to whom this Option is to be so transferred or to whom Option Shares are to be issued or so transferred of any representations and agreements requested by the Company in order to permit such issuance or transfer to be made pursuant to exemptions from registration under federal and applicable state securities laws. Each certificate representing the Option (or any part thereof) and any Option Shares shall be stamped with appropriate legends setting forth these restrictions on transferability. The Holder, by acceptance hereof, agrees to give written notice to the Company before exercising or transferring this Option or transferring any Option Shares of the Holder's intention to do so, describing briefly the manner of any proposed exercise or transfer. Within thirty (30) days after receiving such written notice, the Company shall notify the Holder as to whether such exercise or transfer may be effected.

         7. Registration Rights. The Company shall register the issuance of the Option Shares under the Securities Act of 1933, as amended, on a registration statement on Form S-8 (or any comparable successor form) within ninety (90) days of the date hereof.

         8. Nontransferability. This Option may not be transferred or assigned by the Holder, either voluntarily or involuntarily, except by will or otherwise under the laws of descent and distribution; provided, however, that if the rules applicable to the use of a registration statement on Form S-8 (or any comparable successor form) are hereafter amended to permit the transferablity of options registered on a Form S-8 (or any comparable successor form), this Option shall become transferable to the extent permitted by the rules then applicable to the use of Form S-8 (or any comparable successor form) and any other applicable federal or state securities laws or regulations. Any transfer of this Option other than in accordance with this Agreement shall be null and void.

         9. Amendment. Neither this Option nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective the day and year first above written.

                                        LIFERATE SYSTEMS, INC.


                                        By_____________________________________

                                        Its____________________________________


                                        APF, LLC


                                        By_____________________________________

                                        Its____________________________________